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                                                                 EXHIBIT 10.9(b)


                               FIRST AMENDMENT TO
                                  CONTRACT FOR
                                SERVICES BETWEEN
             W.W. SLAUGHTER & DUKE ENERGY FIELD SERVICES ASSETS, LLC

         This First Amendment to Contract for Services Between W.W. Slaughter & Duke Energy Field Services Assets, LLC (this "Amendment"), dated as of June 29, 2000, is entered into by and between Duke Energy Field Services Assets, LLC, a Delaware limited liability company ("DEFS Assets") and William W. Slaughter ("Contractor").

         WHEREAS, Contractor and DEFS Assets entered into that Contract for Services Dated as of April 1, 2000 (the "Consulting Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Consulting Agreement); and

         WHEREAS, Contractor and DEFS Assets desire to amend the Consulting Agreement.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Amendment to Consulting Agreement. The Consulting Agreement is hereby amended as follows:

                  (a) Section 5(c) of the Consulting Agreement is amended and restated in its entirety to read as follows:

                           (c) As of June 29, 2000, Contractor shall be
                  granted the financial equivalent of Duke Energy Corporation ("Duke Energy") stock options ("Duke Tracking Option") and restricted stock ("Duke Tracking Restricted Stock") to compensate Contractor in an aggregate amount of $360,000 (the "Awards"). The Awards shall be divided as follows: $247,500 of the Awards shall be attributable to the Duke Tracking Option, which shall vest in two equal increments on each of May 26, 2001 and May 26, 2002 and which shall be exercisable for thirty-six months after termination of this Contract; and $112,500 of the Awards shall be attributable to the Duke Tracking Restricted Stock, which shall vest in two equal increments on each of May 26, 2001 and May 26, 2002, and which shall accrue quarterly dividends, until vested, in the same amount per share as dividends actually paid on Duke Energy common stock. The Awards shall only track the performance of Duke Energy common stock and shall not entitle Contractor to any of the voting rights of a shareholder of Duke Energy. If Parent Company shall commence an initial public offering of its common stock while the Awards are outstanding, the Awards shall be automatically exchanged for a stock option and restricted stock of the new public company (in the same proportion and with the same vesting as originally granted) that provides Contractor with the economic equivalent in the new public company's common equity.

         2. Ratification. Except as amended hereby, the Consulting Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Consulting Agreement as amended hereby.

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         3.       Waiver of Breach.  The waiver by any party to a breach of any provision in this Amendment cannot operate or be construed as a waiver of any subsequent breach by a party.

         4. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         5. Entire Agreement. Except as otherwise provided herein, this Amendment and the Agreement contain the entire understanding of the parties as to the agreement with Contractor, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions set forth or referred to herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         6. Governing Law. This Amendment shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

         7. Dispute Resolution. In the event any dispute arises concerning the provisions of this Amendment, the parties agree that such dispute shall be resolved in accordance with the Consulting Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

         8. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Amendment.

         9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Amendment nor any rights hereunder shall be assignable by Contractor.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       DUKE ENERGY FIELD SERVICES ASSETS, LLC


                                       By:  /s/ JIM W. MOGG
                                          --------------------------------------
                                            Jim W. Mogg
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                       CONTRACTOR


                                       BY:  /s/ WILLIAM W. SLAUGHTER
                                          --------------------------------------
                                            William W. Slaughter


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